UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-28635	54-1964895
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

5350 Lee Highway, Arlington, Virginia  22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.534.0700

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 26, 2008, Virginia Commerce Bancorp, Inc. (the “Company”) announced that it had received preliminary approval to participate in the U.S. Department of the Treasury’s Capital Purchase Program. Under the Capital Purchase Program the Company is eligible to sell up to $71million of preferred stock to the Treasury, and issue related warrants to purchase up to approximately $10.65 million of the Company’s common stock.  The press release announcing the receipt of preliminary approval for participation in the Capital Purchase Program is included as Exhibit 99 to this report.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

99            Press Release dated November 26, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Peter A. Converse
Peter A. Converse, Chief Executive Officer

Dated:  November 26, 2008